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                                                    EXHIBIT (1)





                    JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock of Harte-Hanks Communications, Inc., and further agree to the filing of this Agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date:  June 7, 1994

THE GOLDMAN SACHS GROUP, L.P.     GS ADVISORS, L.P.
                                  By:  GS Advisors, Inc.




By:   /s/ Patricia A. Maher       By:   /s/ Patricia A. Maher
         Attorney-in-Fact                  Attorney-in-Fact



GS CAPITAL PARTNERS, L.P.              GOLDMAN, SACHS & CO.
By:  GS Advisors, L.P.
By:  GS Advisors, Inc.




By:   /s/ Patricia A. Maher       By:   /s/ Patricia A. Maher
         Attorney-in-Fact                  Attorney-in-Fact